Exhibit 99.1

Sientra Reports Second Quarter 2018 Financial Results

Achieves Record Net Sales of $17.6 Million

Appoints Patrick F. Williams to General Manager of miraDry Business Segment

Appoints Aesthetics Veteran Paul Little as Chief Financial Officer

Santa Barbara, CA – August 7, 2018 – Sientra, Inc. (NASDAQ: SIEN), a medical aesthetics company (“Sientra” or the “Company”), announced today its financial results for the second quarter ended June 30, 2018. Additionally, the Company announced the transition of Patrick F. Williams to Senior Vice President, General Manager of miraDry and the appointment of Paul Little as Chief Financial Officer, Senior Vice President, and Treasurer.

Jeff Nugent, Chairman and Chief Executive Officer of Sientra, commented, “In the second quarter, we achieved record net sales of $17.6 million, our highest quarterly net sales in the company’s history, further demonstrating Sientra’s real progress towards becoming a leading global aesthetics company. miraDry continued to outperform with strong international system placements and solid sequential growth in the US for both systems and consumables.  Our breast implant sales showed steady gains as we continue to build manufacturing capacity at our Vesta facility for which we expect to see further improvement in the second half of the year. We look forward to the opportunity to recapture and gain implant market share and are encouraged by both the level of physician demand, and feedback on our new industry leading Sientra Platinum20™ warranty program which is grounded on our compelling 10-year clinical data.”

Mr. Nugent continued, “To further enhance our long-term growth prospects, we have also begun to strategically invest in a number of R&D initiatives to advance new and innovative solutions within both product segments. The launch of SLICE, the Sientra Laboratory and Innovation Center of Excellence, will drive product development and research activities tied to our surgical breast segment, while we concurrently seek to leverage our miraDry platform for indications beyond the treatment of underarm sweat, odor, and hair.”

Mr. Nugent concluded, “As we continue to execute on our growth strategy, it is with great pleasure that we announce the appointment of Patrick Williams to the General Manager of our miraDry business from his current role as our CFO. Patrick will assume the day-to-day responsibilities for our miraDry segment from board member Keith Sullivan who has been serving as our Interim General Manager.  We want to thank Keith for his contributions over the last year and recognize his tremendous efforts.  Keith will continue to remain on our

Board of Directors and now move to an advisory role supporting Patrick in his new function.  Patrick has proven to be a strong commercial and operational leader and leaves us in great financial standing after our successful capital raise earlier this year.  We also welcome Paul Little, who brings a wealth of financial and industry experience, as our new CFO.  Paul’s appointment represents the addition of yet another aesthetics industry veteran to our leadership team and in my view, is an exceptional choice. We look forward to leveraging both Patrick and Paul in their new roles as we enter our next phase of growth.”

Mr. Little brings 30 years of experience in finance, business strategy and operations roles, spanning life science and consumer packaged goods industries.  Mr. Little recently served as Chief Operating Officer for Syneron-Candela, where he managed the aesthetic medical device Company’s global supply chain and global service organization.  From 2004 to 2016 Mr. Little held roles of increasing responsibility at Allergan PLC where he was a member of the senior leadership team that built Allergan into the market leader for medical aesthetics.  Mr. Little held multiple roles at Allergan and was most recently Vice President, Finance and Commercial Operations for the Medical Aesthetics division.  He began his career in public accounting at KPMG and holds a B.A. in Business Economics from the University of California, Santa Barbara.

Second Quarter 2018 Financial Review

Total net sales for the second quarter 2018 were $17.6 million, an increase of 115% compared to total net sales of $8.2 million for the same period in 2017.  Total net sales increased 28% on a pro forma basis year over year compared to pro forma total net sales of $13.7 million in second quarter 2017. Pro forma net sales assume the miraDry acquisition was completed on January 1, 2017.

Net sales for the Breast Products segment totaled $9.4 million in the second quarter 2018, a 15% increase compared to $8.2 million for second quarter 2017, driven primarily by the Company’s breast tissue expanders.

Net sales for the miraDry segment totaled $8.1 million in the second quarter 2018, a 33% sequential increase, versus $6.1 million in first quarter 2018 and a 47% increase on a pro forma basis compared to $5.5 million for the second quarter 2017.

Gross profit for the second quarter of 2018 was $10.9 million, or 62% of sales, compared to gross profit of $5.5 million, or 68% of sales, for the same period in 2017.  The decrease in gross margin was primarily due to the inclusion of miraDry and the higher mix of capital and international sales which carry a lower gross margin than Breast Products.

Operating expenses for the second quarter of 2018 were $27.8 million, an increase of $2.0 million, compared to operating expenses of $25.8 million for the same period in 2017.  Operating expenses in the second quarter 2018 were driven higher primarily by the inclusion of miraDry and the significant investment in its sales and marketing teams.

Notably, the second quarter of 2017 operating expenses included a $10 million legal settlement with the Company’s former breast implant manufacturer.

Net loss for the second quarter of 2018 was ($18.0) million, or ($0.73) per share, compared to a net loss of ($20.4) million, or ($1.07) per share, for the same period in 2017.

On a non-GAAP basis, the Company reported adjusted EBITDA loss of $(11.8) million for the second quarter 2018, compared to a loss of $(7.2) million for the second quarter 2017. The year over year increase can be mainly attributed to the inclusion of miraDry.

Net cash and cash equivalents as of June 30, 2018 were $112.6 million, compared to $16.1 million at the end of the first quarter 2018. Cash and cash equivalents as of June 30, 2018 includes total net proceeds of $108.1 million from the Company’s recently completed follow-on common stock offering and $10.0 million of cash from the drawdown of the Company’s additional tranche of term debt under its credit facility with MidCap Financial Services and Silicon Valley Bank following FDA PMA supplement approval.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operational Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call on Tuesday, August 7, 2018 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 1259856.  A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

A replay of the call will be available starting on August 7, 2018 at 4:30 p.m. PT/7:30 p.m. ET, through August 14, 2018 at 8:59 p.m. PT/11:59 p.m. ET.  To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 1259856.  The webcast will be available on the Investor Relations section of the Company’s website for 30 days following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, boosting their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its OPUS™ brand of breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs.  The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry®, the only FDA-cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

For more information about Sientra, visit www.sientra.com.

Find Sientra on Facebook, Twitter, LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding  the Company’s expected net sales for the quarter ended June 30, 2018, and its net cash and cash equivalents as of, June 30, 2018, the Company’s ability to regain share in the U.S. breast implant market, the Company’s ability to meet customer demand, the expected growth of the Company’s current customer base and acquisition of new customers, the Company’s ability to deliver value and become a world class, diversified aesthetics organization, and the Company’s ability to finance its near and long-term strategic growth initiatives. Such statements are subject to risks and uncertainties, including the dependence on conclusion of review procedures for the quarter ended June 30, 2018 by the Company’s independent auditors, positive reaction from plastic surgeons and their patients to Sientra’s breast products, risks associated with contracting with any third-party manufacturer and supplier, including uncertainties that such parties will be able to meet consumer demand, that the integration of recently acquired product lines will not achieve the anticipated benefits.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s Annual Report on Form 10-K for the year ended December 31, 2017.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Paul Little

Sientra, Chief Financial Officer
(805) 679-8832

paul.little@sientra.com

Tram Bui / Brian Johnston

The Ruth Group

(646) 536-7035 / (646) 536-7028

ir@sientra.com

Sientra, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net sales	$17,554	$8,169	$32,229	$15,658
Cost of goods sold	6,660	2,621	12,756	4,942
Gross profit	10,894	5,548	19,473	10,716
Operating expenses:
Sales and marketing	15,477	6,163	30,733	13,119
Research and development	2,301	1,573	5,052	4,766
General and administrative	10,014	8,022	19,514	14,458
Legal settlement	—	10,000	—	10,000
Total operating expenses	27,792	25,758	55,299	42,343
Loss from operations	(16,898)	(20,210)	(35,826)	(31,627)
Other income (expense), net:
Interest income	40	37	80	59
Interest expense	(867)	(185)	(1,521)	(194)
Other income (expense), net	(303)	(4)	(184)	4
Total other income (expense), net	(1,130)	(152)	(1,625)	(131)
Loss before income taxes	(18,028)	(20,362)	(37,451)	(31,758)
Income taxes	—	29	—	54
Net loss	$(18,028)	$(20,391)	$(37,451)	$(31,812)
Basic and diluted net loss per share attributable to common stockholders	$(0.73)	$(1.07)	$(1.69)	$(1.68)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	24,761,117	19,132,052	22,202,565	18,953,500

*The 3 and 6 months ended June 30, 2018 includes the results of miraDry, acquired on 7/25/17

Sientra, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$112,619	$26,588
Accounts receivable, net	16,330	6,569
Inventories, net	22,487	20,896
Prepaid expenses and other current assets	6,516	1,512
Total current assets	157,952	55,565
Property and equipment, net	2,247	4,763
Goodwill	12,507	12,507
Other intangible assets, net	17,646	18,803
Other assets	708	575
Total assets	$191,060	$92,213
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,663	$24,639
Accounts payable	11,637	5,811
Accrued and other current liabilities	22,337	13,474
Legal settlement payable	—	1,000
Customer deposits	6,025	5,423
Refund liability	4,882	—
Total current liabilities	51,544	50,347
Long-term debt	28,032	—
Deferred and contingent consideration	6,070	12,597
Warranty reserve and other long-term liabilities	2,500	1,646
Total liabilities	88,146	64,590
Stockholders’ equity:
Total stockholders’ equity	102,914	27,623
Total liabilities and stockholders’ equity	$191,060	$92,213

Sientra, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(37,451)	$(31,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,700	1,159
Provision for doubtful accounts	489	27
Provision for warranties	572	119
Provision for inventory	709	(50)
Amortization of acquired inventory step-up	106	417
Change in fair value of warrants	164	83
Change in fair value of deferred consideration	18	(14)
Change in fair value of contingent consideration	1,708	463
Change in deferred revenue	(161)	—
Amortization of debt discount and issuance costs	85	144
Stock-based compensation expense	5,686	3,182
Loss on disposal of property and equipment	—	12
Deferred income taxes	—	54
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6,343)	47
Inventories	(2,405)	1,716
Prepaid expenses, other current assets and other assets	(2,518)	(2,395)
Insurance recovery receivable	33	9,277
Accounts payable	4,230	(1,264)
Accrued and other liabilities	1,643	4,648
Legal settlement payable	(1,000)	(900)
Customer deposits	602	(697)
Refund liability	976	—
Net cash used in operating activities	(31,157)	(15,784)
Cash flows from investing activities:
Purchase of property and equipment	(160)	(1,580)
Net cash used in investing activities	(160)	(1,580)
Cash flows from financing activities:
Proceeds from exercise of stock options	410	1,096
Proceeds from issuance of common stock under ESPP	391	324
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,297)	(569)
Net proceeds from issuance of common stock	107,850	—
Gross borrowings under the Term Loan	10,000	—
Gross borrowings under the Revolving Loan	12,109	5,000
Repayment of the Revolving Loan	(12,109)	—
Deferred financing costs	(6)	(204)
Net cash provided by financing activities	117,348	5,647
Net increase in cash and cash equivalents	86,031	(11,717)
Cash and cash equivalents at:
Beginning of period	26,588	67,212
End of period	$112,619	$55,495

Supplemental disclosure of cash flow information:
Interest paid	$1,347	$50
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	$1,741	$461
Deferred follow-on offering costs in accounts payable and accrued liabilities	299	—

*The 6 months ended June 30, 2018 includes the results of miraDry, acquired on 7/25/17

Sientra, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2018	2017	2018	2017
Net loss, as reported	$(18,028)	$(20,391)	$(37,451)	$(31,812)
Adjustments to net loss:
Interest (income) expense and other, net	1,130	152	1,625	131
Provision for income taxes	—	29	—	54
Depreciation and amortization - COGS	175	219	322	422
Depreciation and amortization - G&A	608	461	1,218	922
Depreciation and amortization - S&M	29	38	62	76
Depreciation and amortization - R&D	56	87	204	156
Accretion in fair value adjustments to contingent consideration	1,087	402	1,708	463
Legal settlement expense	—	10,000	—	10,000
Stock-based compensation	3,138	1,822	5,686	3,182
Total adjustments to net loss	6,223	13,210	10,825	15,406
Adjusted EBITDA	$(11,805)	$(7,181)	$(26,626)	$(16,406)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
As a Percentage of Revenue**	2018	2017	2018	2017
Net loss, as reported	(102.7%)	(249.6%)	(116.2%)	(203.2%)
Adjustments to net loss:
Interest (income) expense and other, net	6.4%	1.9%	5.0%	0.8%
Provision for income taxes	0.0%	0.4%	0.0%	0.3%
Depreciation and amortization - COGS	1.0%	2.7%	1.0%	2.7%
Depreciation and amortization - G&A	3.5%	5.6%	3.8%	5.9%
Depreciation and amortization - S&M	0.2%	0.5%	0.2%	0.5%
Depreciation and amortization - R&D	0.3%	1.1%	0.6%	1.0%
Accretion in fair value adjustments to contingent consideration	6.2%	4.9%	5.3%	3.0%
Legal settlement expense	0.0%	122.4%	0.0%	63.9%
Stock-based compensation	17.9%	22.3%	17.6%	20.3%
Total adjustments to net loss	35.5%	161.7%	33.6%	98.4%
Adjusted EBITDA	(67.2%)	(87.9%)	(82.6%)	(104.8%)

*The 3 and 6 months ended June 30, 2018 includes the results of miraDry, acquired on 7/25/17

** Adjustments may not add to the total figure due to rounding

Sientra, Inc.

Non-GAAP Pro Forma Net Sales

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2018	2017	2018	2017
Net sales - pro forma	$17,554	$13,709	$32,229	$25,012